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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2002

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

State of Texas (State or other jurisdiction of incorporation)	2-70145 (Commission File Number)	74-2088619 (IRS Employer Identification No.)
9310 Broadway, Building 1 San Antonio, Texas (Address of principal executive offices)	78217 (Zip Code)

Registrant's telephone number, including area code (210) 828-7689

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

        On August 9, 2002, Registrant furnished certifications to the Commission in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code). Copies of such certifications are furnished as exhibits to this Item 9 disclosure.

SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2002	PIONEER DRILLING COMPANY
	By:	/s/ WM. STACY LOCKE Wm. Stacy Locke, President

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SIGNATURES